Exhibit 33.1


[LOGO] IMPAC(R)

                                                       IMPAC FUNDING CORPORATION
                                        19500 JAMBOREE ROAD | IRVINE, CA | 92612
                                         WWW.IMPACCOMPANIES.COM | 1-800-597-4101

                      MANAGEMENT'S ASSERTION ON COMPLIANCE
                           WITH REGULATION AB CRITERIA

Impac Funding Corporation (the "Asserting Party" or "Master Servicer") is responsible for assessing compliance as of and for the year ended December 31, 2006 (the "Reporting Period") with the servicing criteria set forth in Title 17,
Section 229.1122(d) of the Code of Federal Regulations (the "CFR"), except for the criteria set forth below in,

Section 229.1122(d)(1)(ii)       The Master Servicer relies on the annual USAP
                                 from its sub-servicers and the executed PSA for each deal in order to monitor the sub-servicers' performance.

Section 229.1122(d)(1)(iii)      No back-up servicer required by transaction
                                 agreements.

Section 229.1122(d)(2)(iv)       No related accounts for the transaction are
                                 required as set forth in the transaction documents.

Section 229.1122(d)(2)(vi)       All monies are moved via wire transfer.
                                 No checks are issued out of these
                                 accounts.

Section 229.1122(d)(3)(i)        Reports to the Commission are the
                                 responsibility of the Trustee. The Trustee's
                                 1122 management assertion will attest to this process. The Master Servicer is only responsible for reporting the monthly loan level information to the Trustee.

Section 229.1122(d)(3)(iii)      The Trustee's 1122 management assertion will
                                 attest to the applicable servicing criteria of this section.

Section 229.1122(d)(3)(iv)       The Trustee's 1122 management assertion will
                                 attest to the applicable servicing criteria of this section.

Section 229.1122(d)(4)(i)        The Document Custodian's 1122 management
                                 assertion will attest to the applicable
                                 servicing criteria of this section.

Section 229.1122(d)(4)(ii)       The Document Custodian's 1122 management
                                 assertion will attest to the applicable
                                 servicing criteria of this section.

Section 229.1122(d)(4)(iv)       The Sub-servicer's management assertion will
                                 attest to the applicable servicing criteria of this section.

Section 229.1122(d)(4)(v)        The Sub-servicer's management assertion will
                                 attest to the applicable servicing criteria of this section.

Section 229.1122(d)(4)(vi)       The Sub-servicer's management assertion will
                                 attest to the applicable servicing criteria of this section. Master Servicing only monitors
                                 Sub-servicer's compliance with the transaction agreement and Servicer Guide.

Section 229.1122(d)(4)(vii)      The Sub-servicer's management assertion will
                                 attest to the applicable servicing criteria of this section. Master Servicing only monitors
                                 Sub-servicer's compliance with the transaction agreement and Servicer Guide.

Section 229.1122(d)(4)(viii)     The Sub-servicer's management assertion will
                                 attest to the applicable servicing criteria of this section.

Section 229.1122(d)(4)(ix)       The Sub-servicer's management assertion will
                                 attest to the applicable servicing criteria of this section. Master Servicing only monitors
                                 Sub-servicer's compliance with the transaction agreement and Servicer Guide.

Section 229.1122(d)(4)(x)        The Sub-servicer's management assertion will
                                 attest to the applicable servicing criteria of this section.

Section 229.1122(d)(4)(xi)       The Sub-servicer's management assertion will
                                 attest to the applicable servicing criteria of this section.

Section 229.1122(d)(4)(xii)      The Sub-servicer's management assertion will
                                 attest to the applicable servicing criteria of this section.

Section 229.1122(d)(4)(xiii)     The Sub-servicer's management assertion will
                                 attest to the applicable servicing criteria of this section.

After review of the CFR, the Asserting Party has concluded the above items are not applicable to the publicly-issued mortgage-backed securities issued on or after January 1, 2006, for which the Asserting Party performs master servicing (the Platform).

The Asserting Party has assessed its compliance with the Applicable Servicing Criteria for the Reporting Period and has identified no material instances of noncompliance with the servicing criteria set forth in the Sections below.

Section 229.1122(d)(1)(i)        The Master Servicer has complied with the
                                 applicable servicing criteria for this Section.
                                 Performance triggers are monitored monthly by management. Events of default are monitored monthly by the Master Servicer and management.

Section 229.1122(d)(1)(iv)       The Master Servicer has complied with the
                                 applicable servicing criteria for this Section.
                                 Fidelity Bond and E&O coverage were in effect for the entire Reporting Period.

Section 229.1122(d)(2)(i)        The Master Servicer has complied with the
                                 applicable servicing criteria for this Section.
                                 The Master Servicer has deposited payments into the appropriate bank accounts as specified in the transaction agreements.

Section 229.1122(d)(2)(ii)       The Master Servicer has complied with the
                                 applicable servicing criteria for this Section.
                                 The Master Servicer has ensured wires are authorized by the proper personnel.

Section 229.1122(d)(2)(iii)      The Master Servicer has complied with the
                                 applicable servicing criteria for this Section.
                                 The Master Servicer has made advances as required by the applicable transaction agreements.

Section 229.1122(d)(2)(v)        The Master Servicer has complied with the
                                 applicable servicing criteria for this Section.
                                 The Master Servicer ensures the custodial accounts are maintained at a federally insured institution meeting the requirements of the transaction agreements.

Section 229.1122(d)(2)(vii)      The Master Servicer has complied with the
                                 applicable servicing criteria for this Section.
                                 The Master Servicer reconciles each custodial account and related clearing account within the timeframe specified in the transaction agreements.

Section 229.1122(d)(3)(ii)       The Master Servicer has complied with the
                                 applicable servicing criteria for this Section.
                                 The Master Servicer has remitted the necessary funds to the Trustee in accordance with the transaction documents.

Section 229.1122(d)(3)(iii)      The Master Servicer has complied with the
                                 applicable servicing criteria for this Section.
                                 There were no additions and no substitutions and only one removal during the Reporting
                                 Period. The removal was performed in accordance with the transaction agreements.

Section 229.1122(d)(4)(xiv)      The Master Servicer has complied with the
                                 applicable servicing criteria for this Section.
                                 There were no charge-offs or accounts deemed uncollectible during the Reporting Period.
                                 Master servicing will continue to monitor delinquencies reported by its Sub-servicers.

Section 229.1122(d)(4)(xv)       The Master Servicer has complied with the
                                 applicable servicing criteria for this Section.
                                 The Master Servicer has reviewed all external enhancements for their compliance with the applicable transaction agreements.

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The Asserting Party has furthermore concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria for the Platform for the Reporting Period.

Ernst & Young LLP, an independent registered public accounting Firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria for the Platform for the Reporting Period as set forth in this assertion.


/s/ Mario Fegan
-----------------------------------
Mario Fegan
Vice President, Master Servicing
Impac Funding Corp.